
<ARTICLE> 7
<LEGEND>
This schedule contains summary financial information extracted from the financial statements contained in the Form 10-Q for the quarterly period ended
September 30, 1998 for Markel Corporation and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000


<PERIOD-TYPE>                9-MOS
<FISCAL-YEAR-END>                            DEC-31-1998
<PERIOD-END>                                 SEP-30-1998
<DEBT-HELD-FOR-SALE>                           1,115,280
<DEBT-CARRYING-VALUE>                                  0
<DEBT-MARKET-VALUE>                                    0
<EQUITIES>                                       281,981
<MORTGAGE>                                             0
<REAL-ESTATE>                                          0
<TOTAL-INVEST>                                 1,462,860
<CASH>                                             1,367
<RECOVER-REINSURE>                                17,844
<DEFERRED-ACQUISITION>                            42,338
<TOTAL-ASSETS>                                 1,909,400
<POLICY-LOSSES>                                  943,738
<UNEARNED-PREMIUMS>                              211,076
<POLICY-OTHER>                                         0
<POLICY-HOLDER-FUNDS>                                  0
<NOTES-PAYABLE>                                   93,205
<PREFERRED-MANDATORY><F1>                              0
<PREFERRED>                                            0
<COMMON>                                          25,213
<OTHER-SE>                                       378,933
<TOTAL-LIABILITY-AND-EQUITY>                   1,909,400
<PREMIUMS>                                       248,089
<INVESTMENT-INCOME>                               53,137
<INVESTMENT-GAINS>                                11,434
<OTHER-INCOME>                                       665
<BENEFITS>                                       157,293
<UNDERWRITING-AMORTIZATION>                       60,611
<UNDERWRITING-OTHER>                              26,143
<INCOME-PRETAX>                                   52,463
<INCOME-TAX>                                      12,591
<INCOME-CONTINUING>                               39,872
<DISCONTINUED>                                         0
<EXTRAORDINARY>                                        0
<CHANGES>                                              0
<NET-INCOME>                                      39,872
<EPS-PRIMARY><F2>                                   7.25
<EPS-DILUTED><F2>                                   7.07
<RESERVE-OPEN>                                         0
<PROVISION-CURRENT><F3>                                0
<PROVISION-PRIOR><F3>                                  0
<PAYMENTS-CURRENT><F3>                                 0
<PAYMENTS-PRIOR><F3>                                   0
<RESERVE-CLOSE><F3>                                    0
<CUMULATIVE-DEFICIENCY><F3>                            0

<F1> Does not include Company-Obligated Mandatorily Redeemable Preferred Capital
Securities of Subsidiary Trust Holding Solely Junior Subordinated Deferrable Interest Debentures of Markel Corporation.
<F2> Markel adopted Statement of Financial Accounting Standards No. 128
"Earnings Per Share" effective December 31, 1997. The Financial Data Schedules tags<EPS PRIMARY> and<EPS DILUTED> refer to Basic EPS and Diluted EPS, respectively, as these terms are set forth in Statement of Financial Accounting Standards No. 128.
<F3> Available on an annual basis only.

